UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

November 30, 2017

Date of Report (Date of earliest event reported)

UNIVEST CORPORATION OF PENNSYLVANIA

(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

14 North Main Street, Souderton, Pennsylvania		18964
(Address of principal executive offices)		(Zip Code)

(215) 721-2400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2017, Univest Corporation of Pennsylvania (the “Corporation”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative (the “Representative”) of the several underwriters listed on Schedule A thereto (the “Underwriters”), pursuant to which the Corporation agreed to issue and sell 2,300,000 shares (the “Firm Shares”) of its common stock, par value $5.00 per share (the “Common Stock”), at a public offering price of $28.25 per share, in an underwritten public offering (the “Offering”). The Corporation granted the Underwriters a 30-day option (the “Option”) to purchase up to 345,000 additional shares of Common Stock (the “Option Shares,” and together with the Firm Shares, the “Shares”) from the Corporation.

The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Corporation. The Corporation agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities.

In connection with the Offering, the Corporation and each of the Corporation’s directors and certain executive officers have entered into 90-day “lock-up” agreements with respect to the sale of shares of Common Stock, subject to customary exceptions.

The Shares will be offered, issued, and sold pursuant to a shelf registration statement that the Corporation filed with the Securities and Exchange Commission (the “SEC”), which became effective on November 13, 2017 (File No. 333-221508). A final prospectus supplement, dated November 30, 2017, relating to the Offering will be filed with the SEC. The Offering is expected to close on December 4, 2017, subject to customary closing conditions.

The description of the Underwriting Agreement does not purport to be a complete description of such agreement and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Stevens & Lee, P.C., counsel to the Corporation, delivered an opinion as to the validity of the Firm Shares, a copy of which is attached hereto as Exhibit 5.1 and incorporated by reference herein.

Item 8.01.	Other Events.

On November 30, 2017, the Corporation issued a press release announcing that it had priced the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

1.1	Underwriting Agreement, dated as of November 30, 2017, by and among Univest Corporation of Pennsylvania, Univest Bank and Trust Co., and Keefe, Bruyette & Woods, Inc., as Representative of the underwriters listed on Schedule A thereto

5.1	Opinion of Stevens & Lee, P.C. regarding the legality of the Common Stock

23.1	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1 herewith)

99.1	Press Release issued November 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVEST CORPORATION OF PENNSYLVANIA

Dated: November 30, 2017

	By:	/s/ Roger S. Deacon
	Name:	Roger S. Deacon
	Title:	Senior Executive Vice President and Chief Financial Officer

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